                                                                    EXHIBIT 10.4

                         HPA STOCK PURCHASE AGREEMENT


     THIS AGREEMENT, effective as of December 15, 1996, between Omega
Investors LLC No. 1 ("LLC") an Oklahoma Limited Liability Corporation whose sole Manager is A. Paul Shapansky, (LLC hereinafter also the "Purchaser") and Omega Development, Inc., a Nevada corporation having offices at 9422 S. College Place, Suite 222, Tulsa Oklahoma 74137 (the "Company").

     WHEREAS, the Company owns 2500 shares of common stock, no par value, representing all of the authorized, issued, and outstanding stock of Home Partners of America, Inc. ("HPA"), a New Jersey corporation, as set out more particularly in the Paragraph 1.1(a) below in this Agreement, and

     WHEREAS, the Company desires to sell and Purchaser has agreed to purchase HPA, subject to the terms and conditions and as more fully provided in this Agreement.

     NOW THEREFORE, for and in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  Sale of HPA
                                  -----------

     1.1 Sale.
         ----
         (a) The Company is the sole stockholder and owner of HPA, a corporation formed under the laws of New Jersey, and HPA ceased its business activities on or about October 31, 1995. Since that time, HPA has been a dormant company and its current Balance Sheet is attached hereto as Exhibit A, which represents that there are no assets in the accounts of HPA, a total of $152,975 in liabilities due and accrued, and a deficit in shareholder's equity of $152,975.

         (b) Subject to and in accordance with the terms and conditions of this Agreement, the Company shall all of its ownership, right, title and interest in HPA as set out in paragraph 1.1(a) above, to the Purchaser in exchange for $10.00 and other consideration, the receipt of which is hereby acknowledged by the Company.

     1.2 The Closing. The closing of sale of the HPA stock to the Purchaser (the
         -----------
"Closing") shall be effective as of December 15th 1996.

                                   ARTICLE LI

           Representations, Warranties, and Agreements of the Company
           ----------------------------------------------------------

     The Company represents and warrants to, and agrees with Purchaser as follows:

     2.1 Organization. Company is duly organized under the laws of the state of
         ------------
Nevada and has full power and authority to enter into this Agreement and to consummate the transactions set forth herein, and is qualified to transact business and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or in good standing would not have a material adverse effect on the business, results of operations, financial condition, or prospects of Company.

     2.2 Validity of Agreement. All necessary proceedings to authorize the
         ---------------------
execution, delivery, and performance of this Agreement by Company have been duly taken or will be duly taken prior to Closing. This Agreement has been duly authorized, executed, and delivered by Company, is the legal, valid, and binding obligation of Company and is enforceable as to the Company in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally or as rights to indemnification may be limited by applicable securities laws. Except as to filings which may be required under applicable state securities regulations, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or of any court or other tribunal is required for the execution, delivery, or performance of this Agreement by Company. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which Company is a party, or by which any of its properties or assets are bound, is required for the execution, delivery, or performance by Company of this Agreement, and the execution, delivery, and performance of this Agreement, by Company will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the Certificate of Incorporation or by-laws of Company, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Company or to which any of its operations, business, properties, or assets is subject.

     2.3  Financial Position; Absence of Undisclosed Liabilities.  The  HPA
          ------------------------------------------------------
subsidiary of Company has no assets, no employees, and is not engaged in the active conduct of any business or operations of any sort.

     2.4 Securities Laws Compliance. Subject to the accuracy of the
         --------------------------
representations and warranties of the Purchaser set forth in Article II hereof, the sale of HPA to Purchaser by the Company complies with all applicable federal and state securities laws.

     2.5 Books and Records. The books of account, minute books, stock record
         -----------------
books, and other records of HPA, all of which have been made available to Purchaser, are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended, including the maintenance of an adequate system of internal controls. The minute books of Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.

     2.6 Investment Intent. Purchaser represents that it is acquiring the HPA
         -----------------
Stock for its own account for investment and not with a view to, or for sale in connection with, any public distribution thereof in violation of the Securities Act. Purchaser understands that the HPA Common Stock has not been registered for sale under the Securities Act or qualified under applicable state securities laws and that the HPA Common Stock is being offered and exchanged with Company pursuant to one or more exemptions from the registration or qualification requirements of such securities laws and that the representations and warranties contained in this Article II are given with the intention that Purchaser and the Company may rely thereon for purposes of claiming such exemptions. Purchaser understands that it must bear the economic risk of its investment in HPA for an indefinite period of time, as the HPA Common Stock cannot be sold unless subsequently registered under the Securities Act and qualified under state securities laws, unless an exemption from such registration and qualification is available.


                                  ARTICLE III

                                 Miscellaneous
                                 -------------

      3.1  Communications. All notices or other communications hereunder shall
           --------------
be in writing and shall be given by registered or certified mail (postage prepaid and return receipt requested), by an overnight courier service which obtains a receipt to evidence delivery, or by telex or facsimile transmission (provided that written confirmation of receipt is provided), addressed as set forth below:

To the Company:


                        Omega Development, Inc.
                        9422 South College Place, Suite 222
                        Tulsa, Oklahoma 74137


or such other address as any party may designate to the other in accordance with the aforesaid procedure. All notices and other communications sent by overnight courier service shall be deemed to have been given as of the next business day after delivery thereof to such courier service, those given by telex or facsimile transmission shall be deemed given when sent, and all notices and other communications sent by mail shall be deemed given as of the third business day after the date of deposit in the United States mail.

      3.2  Amendments and Waivers. Neither this Agreement nor any term hereof
           ----------------------
may be changed or waived (either generally or in a particular instance and either retroactively or prospectively) without a writing among the parties.

      3.3  Entire Agreement. This Agreement (together with the exhibits attached
           ----------------
hereto) contains the entire understanding of the parties with respect to their respective subject matter and all prior negotiations, discussions, commitments, and understandings heretofore had between them with respect thereto are merged herein and therein.

      3.4  Headings. All article and section headings herein are inserted for
           --------
convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

      3.5  Counterparts; Governing Law. This Agreement may be executed in any
           ---------------------------
number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Oklahoma, without giving effect to conflict of laws.

      3.6  Further Actions. At any time and from time to time, each party
           ---------------
agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

      3.7  Expenses. Except as otherwise expressly provided in this Agreement,
           --------
each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants.

     IN WITNESS WHEREOF, this Agreement has been duly executed on the date hereinabove set forth.

Company:

OMEGA DEVELOPMENT, INC., a
Nevada corporation



By   /s/ A. Paul Shapansky
   ----------------------------------
   A. Paul Shapansky, President





Purchaser:

OMEGA INVESTORS LLC No. 1,
an Oklahoma limited liability corporation



By   /s/ A. Paul Shapansky
   ----------------------------------
   A. Paul Shapansky, President

                                 HOME PARTNERS
                                 Balance Sheet
                               December 31, 1996

                                    ASSETS

Current Assets

Total Current Assets             --------------             0.00

Property and Equipment
                                 --------------
Total Property and Equipment                                0.00

Other Assets
                                 --------------
Total Other Assets                                          0.00
                                                     -----------
Total Assets                                         $      0.00
                                                     ===========


                            LIABILITIES AND CAPITAL

Current Liabilities

Accounts Payable                 $     6,298.19
Wages Payable                         34,320.70
Federal W/H Tax Payable               13,543.36
FICA Employee Tax Payable              4,586.03
Medicare Employee Tax Payable          1,072.51
FICA Employer Tax Payable              4,586.03
Medicare Employer Tax Payable          1,072.51
State W/H Tax Payable                  2,485.84
SUTA Payable                             798.46
NJ State Disability                    1,279.82
FUTA Payable                             279.75
Accrued Expenses                      27,000.00
Loan - MCA, Inc.                      42,495.62
Interest Payable, MCA, Inc.            8,156.33
Other Current Liabilities              5,000.00
                                 --------------
Total Current Liabilities                              152,975.15

Long-Term Liabilities
                                 --------------
Total Long-Term Liabilities                                  0.00
                                                     ------------
Total Liabilities                                      152,975.15

Capital
Additional Paid -In Capital        2,563,117.44
Common Stock                           2,500.00
Retained Earnings                   (236,514.43)
Preferred Stock-Series A              20,000.00
Net Income                        (2,502,078.16)
                                 --------------
 Total Capital                                        (152,975.15)
                                                     ------------
 Total Liabilities & Capital                         $       0.00
                                                     ============



                   Unaudited - For Management Purposes Only